November 2, 2015

Dear Fellow Stockholder:

Inland Real Estate Income Trust (“Inland Income Trust” or the “REIT”) is proud to announce the official close of its “best efforts” public offering to new investors on October 16, 2015. In total, through our successful capital raise, the REIT sold approximately 86.1 million shares, including shares under its distribution reinvestment plan (“DRP”). Initial investments total approximately $834.4 million, with DRP investments of approximately $22.1 million, for total gross proceeds of approximately $856.5 million.

Since September 1, 2015, the REIT has acquired six multi-tenant retail properties totaling more than 1.1 million square feet. The acquisitions are located across five states, with three states being new to the portfolio. In total, the new assets were purchased for approximately $321.1 million. The properties are a combination of high-quality grocery-anchored and power centers located in markets with solid demographics.

The necessity-based retail nature of these properties aligns very well with our investment strategy, and we believe the multi-tenant nature of these properties allows for significant opportunities to drive rent growth. Details of the individual properties are as follows:

Property Name	Location	Square Feet	Tenants Include
The Village at Burlington Creek	Kansas City, MO	158,046	Sprouts
Blossom Valley	Turlock, CA	111,558	Raley’s
Marketplace at El Paseo	Fresno, CA	224,683	Burlington, Marshalls, Ross Dress for Less
Settlers Ridge	Pittsburgh, PA	472,572	Giant Eagle, Cinemark
Milford Marketplace	Milford, CT	112,257	Whole Foods
2727 Iowa Street	Lawrence, KS	84,981	Dick’s Sporting Goods, PetSmart, Ulta, Boot Barn

As of October 31, 2015, Inland Income Trust owned 52 retail properties in 22 states, totaling approximately 5.7 million square feet.

Quarterly Earnings Webcast

The Inland Income Trust executive management team will discuss our third quarter operating results during a webcast on Thursday, November 19 at 2:00 pm CT. You may access the webcast link under the “News & Updates – Webcasts/Presentations” section of our website: www.inlandincometrust.com or by following the link provided below. We hope you can join us.

Third Quarter Earnings Webcast Registration Link: https://attendee.gotowebinar.com/register/2982022139501102594

We are pleased to enclose your check or account statement, which includes information regarding the 6% annualized distribution (based on a $10 share price) paid to stockholders of record in October 2015. We appreciate and thank you for your investment in Inland Income Trust.

For More information, please visit our website: www.inlandincometrust.com.

Milford Marketplace

Located in Milford, CT

Sincerely,

INLAND REAL ESTATE INCOME TRUST, INC.

JoAnn M. McGuinness

President and Chief Operating Officer

Enclosure

cc: Trustee, Broker Dealer, Financial Advisor

(Please see reverse side for an important disclosure.)

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of Inland Income Trust with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the acquisition of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission.

Although Inland Income Trust believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Income Trust undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Income Trust or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.